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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-205471, 333-205469, 333-183491, 333-173208, 333-176110 and 333-176111) and Forms S-3 (File Nos. 333-201535, 333-188573, 333-178584 and 333-171998) of InVivo Therapeutics Holdings Corp. of our report dated March 4, 2016 relating to our audit of the financial statements and the effectiveness of internal control over financial reporting (which report includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), which appears in this Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2015.

/s/ RSM US LLP

Boston, Massachusetts
March 4, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM